UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 8, 2013

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 8, 2013, the Board of Directors of The Bank of New York Mellon Corporation (the “Corporation”) made several clarifying and updating changes to the Amended and Restated By-laws of the Corporation, effective immediately. The following is a summary of the changes: (1) Article One, Section 1, was amended to permit the Board to choose the place of the annual meeting at its discretion; (2) Article One, Sections 1, 2 and 3 were amended to permit annual or special meetings to take place remotely and to provide that the notice of meetings may be sent by electronic mail or posting on an electronic network; (3) Article One, Section 4, was amended to clarify the mechanics of adjournments for meetings of stockholders; (4) Article One, Section 12 and Article Two, Section 4 were amended to request additional information from stockholders submitting proposals or nominations at an annual or special meeting, including information on hedging, derivative or other similar transactions with respect to the Corporation’s securities or credit ratings; (5) Article Three, Section 8 was added to reflect the addition of a Technology Committee of the Board; (6) Article Five was amended to delete outdated and inoperative provisions relating to the merger between The Bank of New York Company, Inc. and Mellon Financial Corporation; (7) consistent with Delaware law, Article Eight, Section 5 was amended to include a provision that indicates that attendance at a meeting shall constitute a waiver of notice of such meeting, unless the person expressly attends the meeting to object to lack of notice; and (8) other minor technical, wording and typographical changes were made throughout for consistency and clarity.

The foregoing summary of the amendments is qualified in its entirety by reference to the Amended and Restated By-laws of the Corporation, which are attached hereto as Exhibit 3.1 (marked to show changes from the prior version) and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated By-laws of The Bank of New York Mellon Corporation, as amended on October 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: October 8, 2013	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Amended and Restated By-laws of The Bank of New York Mellon Corporation, as amended on October 8, 2013.	Filed herewith